EXHIBIT 23.1

CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Post-Effective Amendment No. 2 to Form S-1 Registration Statement, under the captions “Federal Income Tax Consequences,” “Legal Matters” and “Experts.”

New York, New York

May 16, 2008

/s/ Arnold & Porter LLP
Arnold & Porter LLP